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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                             _______________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 28, 2002

                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                    001-13499
                            (Commission File Number)

                                   52-1794271
                      (IRS Employer Identification Number)

         1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (305) 947-1664

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)








             ______________________________________________________

     This current report on Form 8-K is filed by Equity One, Inc., a Maryland corporation, on October 30, 2002 in connection with the acquisition of IRT Property Company, a Georgia corporation, by the statutory merger of IRT with and into Equity One.

Item 5. Other Events.

     On October 29, 2002, Equity One, Inc. and IRT Property Company announced that they have entered into an Agreement and Plan of Merger, dated as of October 28, 2002, pursuant to which IRT will merge with and into Equity One.

     In connection with the merger, each IRT shareholder may elect to receive for each share of IRT common stock either $12.15 in cash or 0.9 shares of Equity One common stock, or a combination thereof. The terms of the merger agreement further provide that the holders of no more than 50% of IRT's outstanding common stock may elect to receive cash.

     Equity One intends to fund a portion of the cash consideration through the private placement of up to 6.9 million shares of Equity One common stock to existing, affiliated investors pursuant to the terms of a Common Stock Purchase Agreement dated as of October 28, 2002. The investors have agreed to pay $13.30 per share subject to pro rata upward adjustment to a maximum of $13.50 per share as the number of IRT shares converted into Equity One common stock pursuant to the merger rises from 50% to approximately 55.8%. The investors were also granted registration rights pursuant to a Registration Rights Agreement dated as of October 28, 2002 with respect to the shares to be purchased in the private placement. Equity One intends to fund the balance of the cash consideration from existing and new credit facilities.

     The following stockholders of Equity One have entered into a voting agreement with IRT pursuant to which, among other things, they have agreed to vote their shares of Equity One common stock, and any shares of IRT common stock beneficially owned by them, in favor of the approval of the Agreement and Plan of Merger:

                  STOCKHOLDER:

                  AH Investments US, L.P.
                  Alony Hetz Properties & Investments, Ltd.
                  Ficus, Inc.
                  Gazit (1995), Inc.
                  Gazit-Globe (1982) Ltd.
                  M.G.N. (USA), Inc.
                  Silver Maple (2001), Inc.
                  Noam Ben-Ozer
                  Robert L. Cooney
                  Nathan Hetz


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


                  Chaim Katzman
                  Peter Linneman
                  Alan J. Marcus
                  Alan Merkur
                  Shaiy Pilpel
                  Dori Segal
                  Howard M. Sipzner
                  Doron Valero

     The following shareholders of IRT have each entered into a voting agreement with Equity One pursuant to which, among other things, they have agreed to vote their shares of IRT common stock in favor of the approval of the Agreement and Plan of Merger.

                  SHAREHOLDER:

                  E. Thornton Anderson
                  Thomas D'Arcy
                  Patrick L. Flinn
                  Homer B. Gibbs, Jr.
                  W. Benjamin Jones, III
                  Samuel W. Kendrick
                  E. Stanley Kroenke
                  James G. Levy
                  Thomas H. McAuley
                  Robert E. Mitzel
                  Bruce A. Morrice

     The preceding is qualified in its entirety by reference to the Agreement and Plan of Merger, the Common Stock Purchase Agreement, the Registration Rights Agreement, and the forms of voting agreements, copies of which are attached hereto as Exhibits 2.1, 99.1, 99.2, 99.3, 99.4, and 99.5 and which are incorporated herein by reference. A copy of the press release jointly issued by Equity One and IRT announcing the signing of the Agreement and Plan of Merger is attached hereto as Exhibit 99.6.


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


Item 7. Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         Not applicable

(b)      Pro Forma Financial Information

         Not applicable

(c)      Exhibits.

    2.1 Agreement and Plan of Merger between Equity One and IRT dated October 28, 2002.

    99.1 Form of Equity One, Inc. Voting Agreement between IRT and certain stockholders of Equity One dated October 28, 2002.

    99.2 Common Stock Purchase Agreement dated October 28, 2002.

    99.3 Registration Rights Agreement dated October 28, 2002.

    99.4 Form  of  IRT  Voting  Agreement   between  Equity  One  and  certain
shareholders of IRT dated October 28, 2002.

    99.5 Voting Agreement between Equity One and E. Stanley Kroenke in his capacity as 5% shareholder of IRT dated October 28, 2002.

    99.6 Press Release dated October 28, 2002.




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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EQUITY ONE, INC.



Date: October 30, 2002                By: /s/ Chaim Katzman
                                          _________________________________
                                          Chaim Katzman
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer





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                                INDEX TO EXHIBITS


Exhibit Number    Description of Exhibit

   2.1 Agreement and Plan of Merger between Equity One and IRT dated October 28, 2002.

  99.1 Form of Equity One, Inc. Voting Agreement between IRT and certain stockholders of Equity One dated October 28, 2002.

  99.2         Common Stock Purchase Agreement dated October 28, 2002.

  99.3         Registration Rights Agreement dated October 28, 2002.

  99.4 Form of IRT Voting Agreement between Equity One and certain shareholders of IRT dated October 28, 2002.

  99.5 Voting Agreement between Equity One and E. Stanley Kroenke in his capacity as 5% shareholder of IRT dated October 28, 2002.

  99.6         Press Release dated October 28, 2002.